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                                                                   Exhibit 10.26

                    SEPARATION AGREEMENT AND GENERAL RELEASE
                    ----------------------------------------

     It is hereby agreed by and between PATRICK D. AUSTIN of 561 Saddle Lane, Ojai, California 93023 ("Executive") and GSI Lumonics, Inc., a New Brunswick, Canada company with a corporate office at 105 Schneider Road, Kanata, Ontario, Canada K2K 1Y3 (the "Company"), for good and sufficient consideration as more fully described below, that:


     1. EMPLOYMENT STATUS:  Executive's employment with the Company will cease
        ------------------
on September 28, 2001 (the "Termination Date"). As of the Termination Date, Executive's salary and benefits (including any eligibility to participate in Company benefit programs and plans) will cease, and any entitlement Executive has or might have under a Company-provided benefit plan, program or practice will terminate on the Termination Date, except as required by federal or state law, or as otherwise described below.

     2. GENERAL BENEFITS:  On the Termination Date, Executive will be entitled
        ----------------
to the following:

       (a)  All base salary and wages earned through the Termination Date;

       (b) A payment for unused, earned vacation time accrued through the Termination Date, as vacation will cease to accrue as of the Termination Date notwithstanding any salary continuation pursuant to
            Section 3(a) below;

       (c) The opportunity to elect to convert the long term disability coverage (which will terminate on the Termination Date) to an individual policy, at the Executive's cost and expense;

       (d) The opportunity to elect to convert his life insurance policy coverage (which will terminate on the Termination Date) to an individual policy, at the Executive's cost and expense.

       (e) To exercise any Company stock options which the Executive holds that are vested, for a period of ninety (90) days following the Termination Date, notwithstanding anything to the contrary in the Executive's Stock Option Agreement.

       (f) Assume the rights, obligations and liabilities under the car lease agreement currently in place between the Company and the car lessor, with respect to the car the Executive is currently contributing lease payments against.

     All amounts set forth in this Section 2 are subject to any applicable federal, state and local deductions, withholdings, payroll and other taxes.

     3. CONSIDERATION:  In consideration for Executive's execution of this
        --------------
Agreement, including specifically the release provisions in Sections 4, 5, and 6, the Company agrees to the following:

       (a)  Salary Continuation:  The Company agrees to provide the Executive
            -------------------
with salary continuation based on the Executive's present annual base salary of two hundred and thirty thousand dollars (US$230,000) for a period commencing on the Executive's Termination Date and ending on the earlier of (i) twelve months from the Termination Date; or (ii) the date on which the Executive commences other employment (either full or part time and whether for a profit or not-for profit entity), provides consulting services, starts his own company or business, or commences self employment activities. Notwithstanding the foregoing, the Executive shall be entitled to hold one or more Board of Directors seats and to provide consulting services without triggering the termination of his salary continuation herein, provided and so long as the aggregate compensation that the Executive receives from holding such seats and performing such consulting services does not exceed an annualized run rate of fifty thousand dollars (US$50,000). It shall be the Executive's obligation to immediately notify the Company in writing of the date he commences the activities described in Section 3(a)(ii) herein and in such notification to provide details of the same including company names and addresses and with respect to Board of Director seats and consulting services, his compensation, regardless of whether such activities trigger the termination of his salary continuation. A failure by the Executive to immediately notify the Company as required herein shall be considered a breach of the Agreement and be subject to
Section 11 below. The salary continuation shall be paid to Executive in accordance with the Company's current payroll practices on the first regularly scheduled payday next following the Termination Date set forth in Section 1 above; and

       (b)  Health Benefit Continuation:  The Company agrees to continue to
            ---------------------------
provide the Executive's medical, dental and/or vision benefits in effect just prior to the Termination Date ("Health Benefits") through the salary continuation period described in Section 3(a) above, at the same level of contribution from the Executive and the Company, as existed prior to the Termination Date. At the end of such salary continuation period, the Executive shall have the opportunity to elect to continue coverage under the Company's health insurance at the Executive's cost and expense, pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). The last day of the Executive's salary continuation period described above shall be the date of the "qualifying event" under COBRA. The Company agrees to provide the Executive COBRA information, at the appropriate time, under separate cover.

       (c)  401(k) Contribution:  The Executive's 401(k) contribution will
            --------------------
continue, at the Executive's current participation levels, if any, through the Executive's salary continuation period, if the Executive elects to do so. If applicable, loan deductions will also continue. The Executive understands that it is his responsibility to contact CIGNA directly at 800-253-2287 to discuss distribution and loan payback options.

       (d)  Financial and Tax Advise Reimbursement:  The Executive shall be
            ---------------------------------------
entitled to reimbursement from the Company of up to five thousand dollars (US$5,000) for any financial and/or tax advise sought by and provided to the Executive provided such advise was provided

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prior to his Termination Date and the Executive provides supporting documentation, acceptable to the Company, of the advise provided and the charges incurred.

       (e)  Executive Search Fees:  At the request of the Executive, the
            ---------------------
Company agrees to pay up to fifteen thousand dollars (US$15,000) directly to an Executive Search Firm, which the Executive has retained to assist the Executive in finding new employment. All such charges must be incurred during the salary continuation period described above and shall be billed by the Executive Search Firm directly to the Company, attn: V.P. of Human Resources.

       (f) All payments set forth in this Section will be subject to any applicable federal, state and/or local deductions, withholdings, payroll and other taxes.

     4. SETTLEMENT OF AMOUNTS DUE:  The amounts set forth above in Sections 2
        --------------------------
and 3 shall be complete and unconditional payment, settlement, accord and/or satisfaction with respect to all obligations and liabilities of the Company, its partners, officers, directors, trustees, executives, representatives and/or agents to Executive, and with respect to all claims, causes of action and damages that could be asserted by Executive against the Company regarding Executive's employment with and termination from employment with the Company, including, without limitation, all claims for wages, salary, commissions, draws, incentive pay, bonuses, reasonable business expenses, vacation pay, stock and stock options, severance pay, attorneys' fees, compensatory damages, exemplary damages, or other compensation, benefits, costs or sums.

     5. RELEASE, INDEMNITY AND COOPERATION:
        ----------------------------------

       (a) Notwithstanding the provisions of Section 1542 of the Civil Code of California, in exchange for the amounts described in Section 3, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Executive and his/her representatives, agents, estate, heirs, successors and assigns, absolutely and unconditionally hereby releases, remises, discharges, indemnifies and holds harmless the Releasees (defined to include the Company, its predecessors, successors, parents, subsidiaries, divisions, affiliates, assigns, and its and their current and former directors, trustees, shareholders, officers, Executives, representatives, attorneys and/or agents, all both individually and in their official capacities), from any and all actions or causes of action, suits, claims, complaints, contracts, liabilities, agreements, promises, contracts, torts, debts, damages, controversies, judgments, rights and demands, whether existing or contingent, known or unknown, suspected or unsuspected, including without limitation any claims incidental to or arising out of his/her employment with, change in employment status with and/or termination of employment from the Company. This release is intended by the Executive to be all encompassing and to act as a full and total release of any claims he/she may have or have had against the Releasees, whether specifically enumerated herein or not, that exist or ever have existed from the beginning of the Executives association with the Company (including any entities which the Company acquired and/or merged with)up to and including the date of this Agreement, including, but not limited to, any claims arising from any federal, state or local law, regulation or constitution dealing with either employment, employment discrimination and/or employment benefits such as those laws or regulations concerning discrimination on the basis of race, color, creed, religion, age, sex, sex

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

harassment, sexual orientation, marital status, national origin, ancestry, handicap, mental or physical disability, medical condition, veteran status or any military service or application for military service; any contract, whether oral or written, express or implied; any tort; any claim for equity or other benefits; or any other statutory or common law claim.

       (b) The Executive acknowledges that his/her intention in executing this Agreement is that this Agreement shall be effective as a bar to each and every claim specified in Sections 4, 5 and 6 of this Agreement. In furtherance of this intention, he/she hereby expressly waives any and all rights and benefits conferred upon him/her by the provisions of Section 1542 of the California Civil Code and expressly consent that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including as well, those related to unknown and/or unsuspected claims, if any, as well as those relating to any other claims specified in Sections 4, 5 and 6 of this Agreement. Section 1542 provides as follows:

       "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

       The Executive further represents that he/she understands and acknowledges the significance and consequence of such release as well as the specific waiver of Section 1542.

       (c) Notwithstanding the foregoing, the Company agrees and hereby acknowledges that the Release in this Section 5 is not intended to and does not release the Company of any obligation it may have, pursuant to the Company's Bylaws or as mandated by statute to indemnify the Executive against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment reasonably incurred by the Executive in respect of any civil, criminal or administrative action and/or proceeding brought against the Executive by reason of his having been an officer of the Company provided the Executive (i) acted honestly and in good faith with a view towards the best interest of the Company; and (ii) had reasonable grounds for believing that his conduct was lawful.

       (d) In consideration of Section 5(c) above, the Executive agrees, upon the written request of the Company and at the Company's cost and expense, to cooperate with and provide all reasonable assistance to the Company, with respect to any civil, criminal or administrative investigations, actions and/or proceedings involving the Company and relating in any way to Executive's jobs and responsibilities while at the Company or to any matters which the Executive handled, participated in or had knowledge of while employed by the Company, including but not limited to the Electro Scientific Industries, Inc. vs. Dynamic
                                 -----------------------------------------------
Details, Inc. and GSI Lumonics, Inc. case  (No. SACV00-272 AHS ) currently
------------------------------------
pending in the U.S. District Court (Southern Division of the Central District of California).

     6. WAIVER OF RIGHTS AND CLAIMS UNDER THE AGE DISCRIMINATION AND EMPLOYMENT
        -----------------------------------------------------------------------
ACT OF 1967:  Since the Executive is 40 years of age or older, Executive has
-----------
been informed that

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the Executive has or might have specific rights and/or claims under the Age
Discrimination in Employment Act of 1967 ("ADEA") and the Executive agrees that:

       (a) In consideration of extended exercise period for the Executive's stock options as provided in Section 2(e) above and in consideration of the amounts described in Section 3 hereof, which is in addition to anything of value to which Executive already may be entitled, Executive specifically waives such rights and/or claims to the extent that such rights and/or claims arose prior to or on the date this Agreement was executed;

       (b) Executive understands that rights or claims under the ADEA which may arise after the date this Agreement is executed are not waived by Executive;

       (c) Executive hereby is and was advised of his/her right to consult with his/her counsel of choice prior to executing this Agreement and Executive acknowledges that he/she has not been subject to any undue or improper influence interfering with the exercise of Executive's free will in executing this Agreement;

       (d) Executive has carefully read and fully understands all of the provisions of this Agreement, and Executive knowingly and voluntarily agrees to all of the terms set forth in this Agreement;

       (e) In entering into this Agreement Executive is not relying on any representation, promise or inducement made by the Company or its attorneys with the exception of those promises described in this document; and

       (f) Executive understands that he/she has twenty-one (21) days to review this Agreement prior to signing it and that the consideration stated in Sections 2(e) and 3 shall not be provided unless and until the Executive voluntarily decides to sign this Agreement and does not revoke the Agreement within the seven (7) day period described in Section 13 below.

     7. PERIOD FOR REVIEW AND CONSIDERATION OF AGREEMENT:
        ------------------------------------------------

       (a) When the Company presented Executive with this Agreement on August 1, 2001, Executive was informed that he has at least twenty-one (21) days to review this Agreement and consider its terms before signing it.

       (b) The twenty-one (21) day review period will not be affected or extended by any revisions, whether material or immaterial, that might be made to this Agreement.

     8. PROPRIETARY AND COMPANY MATERIALS:
        ---------------------------------

       (a) Executive expressly acknowledges and agrees that Executive's obligations and the Company's rights under any Non-Disclosure, Confidentiality, Non-Competition, Invention Disclosure and Development Agreement signed between the Executive and the Company shall remain in full force and effect and survive the termination of Executive's employment with the Company.

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

       (b) On or within seven (7) days after the Termination Date, Executive will return to the Company all proprietary and Company property and materials, including but not limited to, personal computers, laptops, fax machines, scanners, copiers, diskettes, intangible information stored on diskettes, software programs and data compiled with the use of those programs, software passwords or codes, tangible copies of trade secrets and confidential information, cellular phones, credit cards, telephone charge cards, manuals, building keys and passes, courtesy parking passes, names and addresses of all Company customers and potential customers, customer lists, customer contacts, sales information, memoranda, sales brochures, business or marketing plans, reports, projections, and any and all other information or property previously or currently held or used by Executive that is or was related to Executive's employment with the Company. Executive agrees that in the event that Executive discovers any other Company or proprietary materials in Executive's possession after the Termination Date, Executive will immediately return such materials to the Company.

     9. NON-DISPARAGEMENT AND CONFIDENTIALITY:  Executive agrees not to make
        --------------------------------------
any negative, adverse or otherwise detrimental remarks concerning the Company and including the Executives, officers, directors, shareholders, business, operations, technologies, products, services, marketing strategies, pricing policies, management, affairs and financial condition of the Company. Executive agrees that he/she shall not divulge or publish, directly or indirectly, any information whatsoever regarding the substance, terms or existence of this Agreement and/or any discussions relating to this Agreement, to any person or organization other than Executive's attorneys, accountants, financial advisors or members of Executive's immediate family. Nothing herein shall prohibit or bar Executive from providing truthful testimony in any legal proceeding or in communicating with any governmental agency or representative or from making any truthful disclosure required, authorized or permitted under law; provided however, that in providing such testimony or making such disclosures or communications, Executive will use his best efforts to ensure that this Section is complied with to the maximum extent possible.

     10. NON-SOLICITATION AND NON-COMPETE:  To the extent the same is legally
         ---------------------------------
enforceable, the Executive agrees that during the Executive's employment with the Company and for the period that the Executive receives salary continuation pursuant to Section 3(a), the Executive shall:

(a)  refrain from, directly or indirectly:

     (i) hiring any employees, of the Company, its subsidiaries and affiliates, to work for a competitor of the Company;

     (ii) soliciting, enticing or encouraging any employees of the Company, it subsidiaries and affiliates to resign or otherwise leave their employment with the Company, its subsidiaries or affiliates; and

     (ii) soliciting, enticing or encouraging any customers of the Company, its subsidiaries and affiliates to discontinue their business relationship with the Company, its subsidiaries and affiliates and/or to enter into a business relationship with a competitor of the Company, its subsidiaries and affiliates.

(b) not accept employment with or provide consulting services to a competitor of the Company, its subsidiaries and affiliates or to otherwise start a business or perform self employment activities which compete with the Company's (including any subsidiary or affiliate) business.

In the event this provision is held invalid, void or voidable as against public policy or otherwise, the invalidity shall have no impact on the other provisions of the Agreement, which shall remain in full force and effect, notwithstanding the invalidity of this Section 10.

     11. BREACH OF AGREEMENT:  Executive agrees that if Executive breaches any
         -------------------
of the promises set forth in this Agreement or if Executive challenges the general release of claims set forth in Sections 4, 5, or 6 of this Agreement, the Company shall have the right to terminate the benefits payable or provided to Executive under this Agreement, in addition to seeking all remedies available to the Company at law and in equity for such breach, including but not limited to repayment of all monies provided to Executive under this Agreement.

     12. REPRESENTATIONS AND GOVERNING LAW:
         ---------------------------------

        (a) This Agreement sets forth the complete and sole agreement between the parties and supersedes any and all other agreements, understandings and/or representations between or by the parties, whether oral or written, including specifically the Termination Letter Agreement between the Executive and Lumonics, Inc. dated April 13, 1998; provided, however, that, except as expressly set out below in this Section 12(a), nothing in this Agreement will affect, modify, or supersede the following agreements, which shall remain in full force and effect in accordance with their respective terms and with the understanding that the Executive's employment with the Company was terminated on September 28, 2001:

        (i) All Non-Disclosure, Confidentiality, Non-Competition, Invention Disclosure and Development Agreements entered into between the Executive and the Company;

        (ii) All Stock Option Agreements entered into between the Executive and the Company, except that the exercise period shall be extended, for the Executive's benefit in accordance with Section 2(e) above.

        (b) This Agreement shall deemed to be made and entered into in the Commonwealth of Massachusetts and shall in all respects be interpreted, enforced and governed under the internal and domestic laws of Massachusetts without giving effect to the principles of conflicts of law thereof.

        (c) This Agreement may not be changed, amended, modified, altered or rescinded except upon the express written consent of both the Company and Executive. If any provision of this Agreement, or part thereof, is held invalid, void or voidable as against public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. To this extent, the provisions, and parts thereof, of

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

this Agreement are declared to be severable. Any waiver of any provision of this Agreement shall not constitute a waiver of any other provision of this Agreement unless expressly so indicated otherwise.

        (d) Executive may not assign any of his/her rights or delegate any of his/her duties under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of the Company's successors and assigns.

     13. EFFECTIVE DATE:  After signing this Agreement, Executive may revoke it
         ---------------
for a period of seven (7) days following said signing. This Agreement shall not become effective or enforceable until the revocation period has expired.

     EXECUTIVE REPRESENTS THAT HE HAS READ THIS AGREEMENT, THAT HE FULLY UNDERSTANDS THE TERMS AND CONDITIONS OF SUCH AGREEMENT AND THAT HE IS VOLUNTARILY EXECUTING THE SAME. IN ENTERING INTO THIS AGREEMENT, EXECUTIVE DOES NOT RELY ON ANY REPRESENTATION, PROMISE OR INDUCEMENT MADE BY THE RELEASEES OR ITS ATTORNEYS WITH THE EXCEPTION OF THE CONSIDERATION DESCRIBED IN THIS DOCUMENT.

Executed this _______ day of ____________ 2001.



________________________________        ________________________________
SIGNATURE OF EXECUTIVE                  GSI LUMONICS, INC.
PATRICK D. AUSTIN

                              By:    ______________________________


                              Title: ______________________________


                        STATE OF _______________________

COUNTY OF _________________                       Date:________________________

On this _______ day of _____________, 2001, Mr. Patrick D. Austin, did appear before me with evidence of the same, and signed the foregoing Separation Agreement and General Release as his free act and deed.

                                            ___________________________________
                                            Notary Public
                                            Name:

                                            Commission Expiration Date:


                         COMMONWEALTH OF MASSACHUSETTS

COUNTY OF  MIDDLESEX, SS.                          Date:________________________

On this _______ day of _____________, 2001, ______________________, the
_________________________________ of GSI Lumonics, Inc. did appear before me with evidence of the same and signed the foregoing Separation Agreement and General Release on behalf of GSI Lumonics, Inc. as his/her free act and deed.

                                            ____________________________________
                                            Notary Public
                                            Name:
                                            Commission Expiration Date:

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